For Immediate Release                                        Exhibit 99.1

Contact:                 Mike Dinneen
 SVP, Marketing & Communications
(856) 552-5013
mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Resignation of Wilbur L. Ross, Jr. from Company and Bank Boards

MOUNT LAUREL, N.J., March 2, 2017 - Sun Bancorp, Inc. (NASDAQ: SNBC), (the "Company"), the holding company for Sun National Bank (the "Bank"), today announced that Director Wilbur L. Ross, Jr., has submitted his resignation from the Boards of the Company and Bank ("the Boards"), effective February 28, 2017.  Mr. Ross was elected to the Boards in September 2010 and most recently served as a member of the Executive, Compensation and Nominating and Corporate Governance Committees.  Mr. Ross has resigned as a result of his recent confirmation and swearing in as the United States Secretary of Commerce.

"The WL Ross firm led the Company's critical recapitalization in 2010," stated President & CEO Thomas M. O'Brien.  "Wilbur Ross has served on our Board of Directors continuously since that time, and on several important Board committees.  He has consistently supported efforts to comprehensively repair the Bank's business, and his support has been instrumental in the very successful turnaround of Sun Bancorp.  We are incredibly proud to see him join President Trump's Cabinet as Secretary of Commerce.  His knowledge and skill will be a valuable resource in the Administration's efforts to boost economic growth and private sector employment."

As a result of this resignation, the size of the Boards will be decreased by one to ten members.  In accordance with the Securities Purchase Agreement dated July 7, 2010 between WLR SBI Acquisition Co, LLC ("WL Ross") and Sun Bancorp, Inc., WL Ross has the right to nominate one candidate for election as a Director to the Boards.  Previously Mr. Ross served as the WL Ross nominee.  WL Ross has informed the Company that it anticipates exercising its right to nominate a replacement Director to replace Mr. Ross in the immediate future.  At such time, the Board will act to increase the size of the Boards back to eleven members.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.26 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey and the metro New York region.  Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements, as defined  in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as "allow," "anticipate," "believe," "continues," "could," "estimate," "expect," "intend," "may," "opportunity," "outlook," "plan," "potential," "predict," "project," "reflects," "should," "typically," "usually," "view," "will," "would," and similar terms and phrases, including references to assumptions.  These forward-looking statements may include, but are not limited to, statements about the Company's plans, objectives, expectations, intentions  and other statements contained herein that are not historical facts. Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties.  Additional information on these risks can be found in the Company's filings with the Securities and Exchange Commission.  No undue reliance should be placed on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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